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EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 2002 relating to the financial statements and financial statement schedule, which appears in Oak Technology, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP San Jose, California November 25, 2002

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Consent of Independent Accountants